UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	98-0420726 (IRS Employer Identification No.)

222 W. Las Colinas Blvd., Suite 900N, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.125% Senior Notes Due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193834

Securities to be registered pursuant to Section 12(g) of the Act: None

_____________________________________
(Title of Class)

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TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number of Principal Executive Offices
Celanese US Holdings LLC*	Delaware	20-1206848	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Americas LLC	Delaware	22-1862783	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Acetate LLC	Delaware	56-2051387	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Chemicals, Inc.	Delaware	13-2916623	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
CNA Holdings LLC	Delaware	13-5568434	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese International Corporation	Delaware	75-2622529	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celtran, Inc.	Delaware	56-0818166	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona Fortron Inc.	Delaware	22-3140276	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona Polymers, Inc.	Delaware	13-3313358	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona LLC	Delaware	22-3546190	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Global Relocation LLC	Delaware	41-2243055	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Ltd.	Texas	75-2622526	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Sales U.S. Ltd.	Texas	47-4261191	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000

* Celanese US Holdings LLC is the issuer of the debt securities registered hereby. The other listed co-registrants are guarantors of the debt securities.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Celanese Corporation (the "Registrant") has filed with the Securities and Exchange Commission (the "SEC") a prospectus supplement dated September 19, 2016 (the "Prospectus Supplement") to a prospectus dated February 7, 2014 (the "Prospectus"), relating to securities to be registered hereunder included in the Registrant's automatic shelf Registration Statement on Form S-3 (File No. 333-193834), which became automatically effective on February 7, 2014.

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant and the Co-Registrants on this registration statement (the “Co-Registrants”) register hereunder €750,000,000 aggregate principal amount of 1.125% Senior Notes Due 2023 (the “Notes”) issued by the Registrant's subsidiary, Celanese US Holdings LLC, a Co-Registrant on this registration statement. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities and Guarantees” of the Prospectus dated February 7, 2014 (Registration No. 333-193834), as supplemented by the information under the heading “Description of Notes” in the Registrant’s related Prospectus Supplement, dated September 19, 2016, filed by the Registrant with the SEC on September 21, 2016 (Registration No. 333-193834). Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

Exhibit
Number	Description
4.1
Indenture, dated as of May 6, 2011, by and between Celanese US Holdings LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.2‡
Form of Sixth Supplemental Indenture by and among Celanese US Holdings LLC, the Guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.3‡	Form of 1.125% Senior Note due 2023.

99.1
Prospectus dated February 7, 2014, and Prospectus Supplement dated September 19, 2016, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on September 21, 2016 (Registration No. 333-193834)).

______________________________
‡ Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2016

CELANESE CORPORATION

By:	/s/ Christopher W. Jensen
Name: Christopher W. Jensen
Title: Senior Vice President, Finance
and Chief Financial Officer

CELANESE US HOLDINGS LLC

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE AMERICAS LLC (f/k/a Celanese Americas Corporation)

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE ACETATE LLC

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC.

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CNA HOLDINGS LLC (f/k/a CNA HOLDINGS, INC.)

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELTRAN, INC.

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

KEP AMERICA ENGINEERING PLASTICS, LLC

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

TICONA FORTRON INC.

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

TICONA POLYMERS, INC.

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

TICONA LLC

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE LTD.

By:	CELANESE INTERNATIONAL
CORPORATION as General Partner

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE SALES LTD.

By:	CELANESE INTERNATIONAL
CORPORATION as General Partner

By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

Exhibit Index

Exhibit
Number	Description
4.1
Indenture, dated as of May 6, 2011, by and between Celanese US Holdings LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.2‡
Form of Sixth Supplemental Indenture by and among Celanese US Holdings LLC, the Guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.3‡	Form of 1.125% Senior Note due 2023.

99.1
Prospectus dated February 7, 2014, and Prospectus Supplement dated September 19, 2016, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on September 21, 2016 (Registration No. 333-193834)).

______________________________
‡ Filed herewith.